Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC.’S BANK SUBSIDIARY

COMPLETES CONVERSION TO COMMERCIAL BANK

Clarksville, Indiana; December 19, 2014 – First Savings Financial Group, Inc. (Nasdaq: “FSFG”) (the “Company”) announced today that its wholly-owned bank subsidiary has completed its conversion from a federal savings bank to a commercial bank, effective today. The bank now operates as an Indiana-chartered commercial bank under the name “First Savings Bank” and as a member of the Federal Reserve System.

As a commercial bank, First Savings Bank is regulated by the Federal Reserve Board (the “FRB”) and the Indiana Department of Financial Institutions, and its deposit accounts remain insured by the Federal Deposit Insurance Corporation to the extent permitted by law without interruption. The Company now operates as a registered bank holding company regulated by the FRB and has elected financial holding company status under the Bank Holding Company Act of 1956, as amended.

First Savings Bank has fifteen offices in the Indiana communities of Clarksville, Jeffersonville, Charlestown, Sellersburg, New Albany, Floyds Knobs, Georgetown, Corydon, Lanesville, Elizabeth, English, Leavenworth, Marengo and Salem. Access to First Savings Bank, F.S.B. accounts, including online banking and electronic bill payment, is available anywhere with Internet access through the Bank's website at www.fsbbank.net.

This press release may contain certain forward-looking statements which are based on management’s current expectations regarding the business prospects of the Company and the Bank. Forward-looking statements often contains the words “plans, “expects,” “intends” or similar words. Except as may be required by applicable law and regulation, the Company disclaims any duty to update any such forward-looking statements.

Contact:

Larry W. Myers

President and Chief Executive Officer

First Savings Financial Group, Inc.

First Savings Bank

(812) 283-0724